Exhibit 22



                 Consent of Independent Auditors



Penns Woods Bancorp, Inc.
Jersey Shore, Pennsylvania

     We hereby consent to the inclusion of our opinion dated
January 15, 1999 on the company's 1998 consolidated financial statements in the company's 1998 Annual Report to Stockholders.


                         /s/  Parente, Randolph, Orlando, Carey &
                              Associates



Williamsport, Pennsylvania
January 15, 1999